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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 13, 2001




                          YONKERS FINANCIAL CORPORATION
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             (Exact name of Registrant as specified in its Charter)



          DELAWARE                     0-277716                 13-3870836
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  (State or other jurisdiction    (Commission File No.)       (IRS Employer
    of incorporation)                                       Identification No.)


            6 EXECUTIVE PLAZA, YONKERS, NEW YORK                10701
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          (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (914) 965-2500


                                         N/A
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            (Former name or former address, if changed since last report)



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Item 5.  Other Events

         On November 14, 2001, Yonkers Financial Corporation ("Yonkers"), the holding company of The Yonkers Savings & Loan Association, FA ("YS&L"), announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement "), dated as of November 13, 2001, with Atlantic Bank of New York ("Atlantic") providing for, among other things, the acquisition of Yonkers by Atlantic, including the merger of Yonkers' wholly owned subsidiary, Yonkers Savings & Loan Association, F.A., into Atlantic (the transactions contemplated by the Merger Agreement being hereafter referred to as the "Merger"). A copy of the Merger Agreement is attached hereto as
Exhibit 2.1 and is incorporated by reference herein. Capitalized terms which are used herein shall have the meanings ascribed to such terms in the Merger Agreement.

         Under the Merger Agreement, each share of Yonkers' common stock, par value $0.01 per share ("Yonkers' Common Stock"), issued and outstanding immediately prior to the Effective Time, except for (i) Dissenters' Shares
(ii) shares of Yonkers' Common Stock held directly or indirectly by Atlantic (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), (iii) unallocated shares reserved for Yonkers Financial Corporation 1996 Management Recognition Plan and (iv) shares of Yonkers' Common Stock held in Yonkers' treasury, will convert on the Effective Time into the right to receive $29.00 in cash without interest. In addition, outstanding and unexercised options to acquire Yonkers' Common Stock ("Yonkers' Options") will be canceled and all rights thereunder shall be extinguished in exchange for an amount determined by multiplying the number of shares of Yonkers' Common Stock subject to the Yonkers Options by an amount equal to the excess of the Merger Consideration over the exercise price per share of Yonkers' Options.

         Under the terms of the Merger Agreement, a termination fee of up to $4.0 million is payable under certain circumstances to Atlantic if the transaction is not completed. In addition, under a related Stock Option Agreement ("Option Agreement") executed in connection with the Merger Agreement, Yonkers granted Atlantic options, exercisable under certain circumstances, to purchase up to 19.9% of the issued and outstanding shares of Yonkers' Common Stock at a price per share equal to $24.45. The Option Agreement provides that the Total Profit received by Atlantic pursuant to the termination fee and the Option Agreement may not exceed $4.0 million. A copy of the Stock Option Agreement is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

         The Merger Agreement has been approved by the board of directors of both Yonkers and Atlantic. However, consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement by the shareholders of Yonkers and the approvals of the appropriate regulatory authorities. The Merger is expected to close in the first half of 2002.

         In connection with the execution of the Merger Agreement, Atlantic entered into a Voting Agreement, dated November 13, 2001, with Gould Investors, L.P. ("Gould LP"), the holder of approximately 16.3% of Yonkers' Common Stock, which provides for, among other things, Gould LP to vote its shares of Yonkers Common Stock in favor of the Merger. A copy of the Voting

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Agreement is attached as Exhibit 99.1.

         Yonkers and Atlantic publicly announced the Merger in a press release dated November 14, 2001 (the "Press Release"), a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

         The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, Option Agreement, Voting Agreement, and Press Release attached hereto.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                   2.1 Agreement and Plan of Merger, dated as of November 13, 2001, by and between Atlantic Bank of New York and Yonkers Financial Corporation.

                   4.1 Stock Option Agreement, dated, as of November 13, 2001, by and between Atlantic Bank of New York and Yonkers Financial Corporation.

                  99.1 Voting Agreement, dated as of November 13, 2001, by and between Atlantic Bank of New York and Gould Investors, L.P.

                  99.2     Press Release dated November 14, 2001.


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                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       YONKERS FINANCIAL CORPORATION



Date:       November 16, 2001          By: /s/ Richard F. Komosinski
         -----------------------          -------------------------------------
                                          Richard F. Komosinski
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)


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                                  EXHIBIT INDEX


Exhibit No.           Description
-----------           -----------
  2.1          Agreement and Plan of Merger, dated as of November 13, 2001, by and between Atlantic Bank of New York and Yonkers Financial
               Corporation.

  4.1 Stock Option Agreement, dated as of November 13, 2001, by and between Atlantic Bank of New York and Yonkers Financial
               Corporation.

 99.1 Voting Agreement, dated as of November 14, 2001, by and between Atlantic Bank of New York and Gould Investors, L.P.

 99.2          Press Release dated November 14, 2001.
